UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2013

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:  (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 9, 2013, Liberty Property Trust (the “Trust”) held its 2013 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on (1) the election of eight trustees to hold office until 2014, (2) an advisory vote to approve the Trust’s named executive officers compensation and (3) the ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2013.  The voting results on these proposals were as follows:

Proposal 1.  Election of eight trustees to hold office until 2014.

Nominee	Votes For	Withheld	Broker Non-Votes
Frederick F. Buchholz	100,582,119	925,703	5,636,155
Thomas C. DeLoach, Jr.	100,657,577	850,245	5,636,155
Katherine Elizabeth Dietze	101,291,822	216,000	5,636,155
Daniel P. Garton	100,936,231	571,591	5,636,155
William P. Hankowsky	99,522,996	1,984,826	5,636,155
M. Leanne Lachman	100,785,880	721,942	5,636,155
David L. Lingerfelt	96,409,157	5,098,665	5,636,155
Stephen D. Steinour	99,799,371	1,708,451	5,636,155

Proposal 2.  Advisory vote to approve the Trust’s named executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,682,050	1,286,553	1,539,219	5,636,155

Proposal 3.  Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,721,209	365,010	57,758	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ James J. Bowes
	Name:	James J. Bowes
	Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:		Liberty Property Trust, its sole
General Partner

By:	/s/ James J. Bowes
	Name:	James J. Bowes
	Title:	Secretary and General Counsel

Dated: May 10, 2013